UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

M2I GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-229748	37-1904036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, In.

885 Tahoe Blvd.

Incline Village, NV 89451

(Address of principal executive offices) (zip code)

775-909-6000

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2026, M2i Global, Inc. (the “Company”) filed with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation”), designating up to 500 shares of the Company’s preferred stock as “Series B Preferred Stock.”

The Series B Preferred Stock has a stated value of $10,000 per share and is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms set forth in the Certificate of Designation. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distribution to holders of Common Stock, an amount equal to the stated value of the Series B Preferred Stock then outstanding, plus any accrued but unpaid dividends, if any.

Each share of Series B Preferred Stock is convertible, at the option of the holder, into shares of Common Stock at an initial conversion price of $0.10 per share, subject to adjustment as set forth in the Certificate of Designation (the “Initial Conversion Price”). The Certificate of Designation also provides for an alternative conversion price equal to ninety-five percent (95%) of the lowest closing trading price during the specified measurement period, subject to the limitations described therein. The Series B Preferred Stock contains a beneficial ownership limitation preventing a holder from converting shares to the extent that, after giving effect to such conversion, the holder would beneficially own more than 4.99% of the Company’s outstanding Common Stock, subject to the holder’s ability to increase such limitation to 9.99% upon prior written notice. The Certificate of Designation further provides for certain mandatory conversion events upon the occurrence of specified trigger events, including the consummation of a qualified public offering or other equity financing meeting the thresholds set forth therein. Except as otherwise required by law or as set forth in the Certificate of Designation, holders of Series B Preferred Stock vote together with holders of Common Stock on an as-converted basis.

The foregoing summary of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed with the Nevada Secretary of State on February 18, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026

M2i Global, Inc.

By:	/s/ Alberto Rosende
Name:	Alberto Rosende
Title:	Chief Executive Officer